UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE

SECURITIES EXCHANGE ACT OF 1934

Eagle Point Credit Company Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-2215998
(State of incorporation or organization)	(IRS Employer Identification No.)

20 Horseneck Lane Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.00% Notes due 2020	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☑

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-205540

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are 7.00% notes due 2020 (the “Notes”) of Eagle Point Credit Company Inc., a Delaware corporation (the “Registrant”).

A description of the Notes is set forth under the heading “Description of Our Debt Securities” in the Registrant’s prospectus dated November 25, 2015 (the “Prospectus”) included in the Registrant’s registration statement on Form N-2 (as amended from time to time, the “Registration Statement”) as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (File Nos. 333-205540 and 811- 22974, respectively), and under the headings “The Offering,” “Description of the Notes” and “U.S. Federal Income Tax Matters” in the prospectus supplement, dated December 1, 2015 (the “Prospectus Supplement”), as filed with the Commission pursuant to Rule 497 under the Securities Act. The descriptions of the Notes contained in the Prospectus and Prospectus Supplement and in any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed with the Commission under the Securities Act, are hereby incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this registration statement:

Exhibit No.	Description

4.1	Form of Indenture between the Registrant and American Stock Transfer & Trust Company, LLC, trustee (Incorporated by reference to Exhibit (d)(1) to Pre-effective Amendment No. 2 to Registrant’s Registration Statement on Form N-2 (File Nos. 333-205540 and 811-22974) filed on August 11, 2015)

4.2	Form of First Supplemental Indenture between the Registrant and American Stock Transfer & Trust Company, LLC, trustee

4.3	Form of 7.00% Notes due 2020 (included as part of Exhibit 4.2)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EAGLE POINT CREDIT COMPANY INC.

By:	/s/ Kenneth P. Onorio
Name:	Kenneth P. Onorio
Title:	Chief Financial Officer and Chief Operating Officer

Date: December 3, 2015